Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-156725) on Form S-8 of Summer Infant, Inc. of our report dated March 24, 2009 (except for Note 2, as to which the date is January 4, 2010) relating to our audits of the consolidated financial statements, which appear in this Amendment No. 3 to the Annual Report on Form 10-K/A of Summer Infant, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

MCGLADREY & PULLEN, LLP
New York, New York

January 4, 2010